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                                                                    Exhibit 3.29

                                                                1459020

                           ARTICLES OF INCORPORATION             FILED
                                                          in the office of the
                                      OF                  Secretary of State of
                                                         the State of California
                         BRIER OAK CONVALESCENT, INC.         MAR 30, 1989

                                                          /s/ March Fong Eu
                                                            March Fong Eu
                                                           Secretary of State

                                       I

The name of this corporation is Brier Oak Convalescent, Inc.

                                      II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

The name and address in the State of California of this corporation's initial agent for service of process is: Robert Snukal, 4311 Wilshire Boulevard, Suite 206, Los Angeles, California 90010.

                                      IV

This corporation's is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 500,000.


DATED:  March 30, 1989.             /s/ David B. Bloom
                                    -------------------------------------
                                    DAVID B. BLOOM


I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                    /s/ David B. Bloom
                                    -------------------------------------
                                    DAVID B. BLOOM

                                                             [SEAL OF THE OFFICE
                                                             OF THE SECRETARY OF
                                                             STATE APPEARS HERE]